LIMITED POWER OF ATTORNEY


The undersigned hereby constitutes and appoints Gregory S. Butterfield, President and Chief Executive Officer of Altiris, Inc. (the "Company"),
Stephen C. Erickson, the Company's Chief Financial Officer, and Craig H. Christensen, the Company's Vice President and General Counsel, and each of them, so long as such individuals are officers of the Company, with full power of substitution or revocation, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms
144, Forms 3, 4 and 5 and other forms as such attorney shall in his discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of the date set forth below.

POUL E. NIELSEN

/s/ Poul E. Nielsen
Signature

Dated:   8/4/03



WITNESS:

/s/ Linda I. Nielsen
Signature

/s/ Linda I. Nielsen
Type or Print Name

Dated:   8-4-03